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                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use in this registration statement of our report dated September 17, 1997, on the financial statements of INTERNATIONAL ACADEMY OF MERCHANDISING AND DESIGN (CANADA), LTD. AND SUBSIDIARY included herein and to all references to our Firm included in this registration statement.


                                        Arthur Andersen LLP

Chicago, Illinois
December 31, 1997